SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2005

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21767 (Commission File No.)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real
Carlsbad, California 92009
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     At its meeting on May 10, 2005, the Company’s Board of Directors approved bonuses for the Company’s executive officers with respect to fiscal year 2005 performance and set base salaries for certain executive officers for fiscal year 2006.

     The following table sets forth actual annual base salary and bonus amounts for fiscal year 2005 and annual salary for fiscal year 2006 for the named executive officers of the Company as of the end of fiscal year 2005.

Named Executive Officers
As of Fiscal Year End 2005

Name and Principal Position	Fiscal Year	Salary	Bonus
Mark D. Dankberg	2005	$450,000	$375,000
Chairman and CEO	2006	$495,000

Richard A. Baldridge	2005	$350,000	$240,000
President and COO	2006	$385,000

Ronald G. Wangerin	2005	$230,000	$115,000
Vice President and CFO	2006	$260,000

Gregory D. Monahan	2005	$220,000	$88,400
Vice President Administration	2006	$230,000
General Counsel and Secretary

Robert L. Barrie	2005	$225,000	$80,000
Vice President Operations	2006	$235,000

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2005	VIASAT, INC.
	By:	/s/ Richard A. Baldridge
		Name:	Richard A. Baldridge
		Title:	President and Chief Operating Officer